Exhibit 10.1

AMENDING AGREEMENT NO. 1

TO MSV CANADA SHAREHOLDERS AGREEMENT

THIS AGREEMENT (herein referred to as “Amending Agreement No. 1”), dated as of October 6, 2006 by and among TMI Communications and Company, Limited Partnership (“TMI”), a limited partnership formed under, and governed by, the laws of the Province of Quebec; Mobile Satellite Ventures (Canada) Inc. (“Canadian License Co.”), a corporation incorporated under the laws of the Province of Ontario; Mobile Satellite Ventures Holdings (Canada) Inc. (“Holdco”), a corporation incorporated under the laws of the Province of Ontario; and Mobile Satellite Ventures LP (“Newco”), a limited partnership governed by the laws of the State of Delaware.

WHEREAS, TMI, Holdco, Canadian License Co. and Newco are the parties to a shareholders agreement dated as of November 26, 2001 (the “Shareholders Agreement”) relating to the affairs of Holdco and Canadian License Co.;

WHEREAS, the parties to the Shareholders Agreement desire to amend the Shareholders Agreement as hereinafter set forth;

NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	The Shareholders Agreement is hereby amended by :

(a)	deleting the definition of “Canadian Communications Statutes” in Section 1.1 and inserting as a replacement therefor the following:

““Canadian Communications Statutes” means, collectively, the Radiocommunication Act (Canada) and the Telecommunications Act (Canada), and any regulations made thereunder or under any successor legislation, all as the same may be amended from time to time;”;

(b)	deleting the definition of “Investor Group” in Section 1.1;

(c)	deleting the definition of “Motient” in Section 1.1;

(d)	adding the following definition at the end of Section 1.1:

““Subsidiary” has the meaning set out in the Act;”;

(e)	deleting Section 1.5;

(f)	deleting Section 5.1(c) and inserting the following as a replacement therefor:

“(c)	The Holdco Board shall consist of five directors, comprised of three nominees of TMI and two nominees of Newco. Each Shareholder shall be entitled to remove and replace its nominee(s) from time to time as provided in Section 5.3.”;

(g)	deleting Section 5.1(d) and inserting the following as a replacement therefor:

“(d)	[intentionally deleted]”;

(h)	deleting Section 5.2(d) and inserting the following as a replacement therefor:

“(d)	[intentionally deleted]”;

(i)	deleting the first full paragraph of Section 5.7 preceding Section 5.7(a) and inserting the following as a replacement therefor:

“Except as otherwise contemplated by this Agreement or required by applicable law, each decision of the Holdco Board or the Canadian License Co. Board will be decided by a simple majority of directors, provided that the written consent of Newco will also be required for any of the following actions to be taken by the Holdco Board and Holdco, or by the Canadian License Co. Board and Canadian License Co., as the case may be:”;

(j)	inserting the following Section 5.10 as a new Section immediately after Section 5.9:

“5.10	BCE Inc. Right to Designate Directors of Mobile Satellite Ventures GP

For so long as BCE Inc. (“BCE”) and its Subsidiaries collectively own a majority of the outstanding Holdco Common Shares (the “BCE Ownership Condition”), BCE shall be entitled to designate one director and one observer to the board of directors (the “GP Board”) of Mobile Satellite Ventures GP Inc. (“GP”). During the period in which BCE is entitled to designate a director and an observer as contemplated by the preceding sentence: (i) Skyterra Communications Inc. (“Skyterra”) and GP agree to cause to be elected to the GP Board, BCE’s initial designee as a director (namely Ted Ignacy) and to replace him with successor designees only in accordance with BCE’s instructions from time to time and the procedures set out below in this Section 5.10 and to allow BCE’s observer (initially being Scott Thomson) to attend meetings of the GP Board and receive all material distributed to directors in connection therewith; and (b) Skyterra and GP will ensure that no BCE designee under this Section 5.10 is removed from the GP Board without BCE’s prior written consent, except where the BCE Ownership Condition shall no longer be satisfied or except as otherwise required by Delaware law. Following the election of BCE’s initial designee as a director to the GP Board, Skyterra and GP shall cause any individual designated by BCE from time to time as replacements to the initial designee or any subsequent designees who are elected to the GP Board, to be appointed to the GP Board in accordance with the following procedure.

If BCE desires to replace its director or observer on the GP Board that were previously designated by BCE in accordance with the provisions hereof, it shall give written notice (the “Replacement Notice”) to Newco, GP and Skyterra of the proposed replacement(s), providing such information in reasonable detail as to the identity and background of such individual as will enable Skyterra, acting reasonably, to determine if such individual (in the case of the individual designated as BCE’s director) meets the qualifications of good standing in the business community and has the requisite expertise to serve as a director of GP.

Upon receipt of the Replacement Notice for BCE’s director, GP shall: (i) promptly call a shareholder meeting to be held within 15 days of receipt of such Replacement Notice at which meeting the proposed replacement designee shall be elected to the GP Board; or (ii) failing the calling of a meeting, the GP shareholders shall act by written consent to the extent permitted by law in order to cause the replacement designee specified in the Replacement Notice to be elected to the GP Board within 15 days of receipt of such Replacement Notice. Notwithstanding the foregoing, at any time prior to: (i) such shareholder meeting or action by written consent in the case of the BCE director; or (ii) the attendance of BCE’s designated observer at the first meeting of the GP Board following Skyterra’s receipt of the Replacement Notice, Skyterra shall have the right, acting reasonably and based on reasonable grounds, to refuse a proposed replacement designee by written notice to BCE, whereupon the proposed replacement designee shall be withdrawn by BCE, and Newco, GP and Skyterra, in the case of a replacement of the BCE director, shall cause the meeting of shareholders to be postponed for thirty days or the action by written consent to be delayed for thirty days. Following such refusal, the procedure described above for the nomination by BCE of a replacement designee shall be repeated. Skyterra shall not be entitled to refuse more than one proposed designee of BCE as a director or observer during any given calendar year.”;

(k)	deleting Section 6.1(d) and replacing it with the following as a replacement therefor:

“(d)	Notwithstanding any other provisions in this Agreement and the Ancillary Agreements (as defined in the Newco Limited Partnership Agreement), TMI shall be permitted to transfer all, but not less than all, of the Holdco Common Shares held by it to:

(i)	Newco (or any of its Affiliates) or an Eligible Purchaser designated by Newco pursuant to Section 6.7(c) hereof;

(ii)

BCE or, unless Section 6.1(d)(iii) applies, a Subsidiary of BCE that is acceptable to Canadian regulatory authorities, provided that in the event any such transferee of TMI that is a Subsidiary of BCE ceases thereafter to qualify as a Subsidiary of BCE, then such entity promptly shall transfer the Shares back to BCE or a Subsidiary of BCE that is acceptable to Canadian regulatory authorities, and if such Shares are not so transferred, the loss of status as a Subsidiary of BCE shall thereupon be deemed a transfer in violation of this Agreement, and unless the provisions of Section 6.1(d)(iv) apply, then Section 6.1(c) shall apply;

(iii)	a direct or indirect wholly-owned Subsidiary of BCE in either of the following circumstances:

(A)	both BCE and Newco, acting reasonably and in good faith and following consultation with each other and with their respective regulatory counsel, form the opinion that such transferee will not be objectionable to Canadian regulatory authorities and should not be subject to the prior approval of relevant Canadian regulatory authorities, and provided further that if the transferee ceases thereafter to qualify as a direct or indirect wholly-owned Subsidiary of BCE, then such entity promptly shall transfer the Shares back to BCE or one of its direct or indirect wholly-owned Subsidiaries that satisfies the requirements of this subsection (A), and if such Shares are not so transferred, the loss of status as a direct or indirect wholly-owned Subsidiary of BCE shall be deemed to have resulted in a transfer in violation of this Agreement, and unless the provisions of Section 6.1(d)(ii) or 6.1(d)(iv) apply, then Section 6.1(c) shall apply; or

(B)	as part of a corporate reorganization that BCE intends to effect in connection with the exchange of its interest in Newco for shares of common stock of Skyterra, pursuant to which the Holdco Common Shares held by TMI are expected to be transferred to a newly incorporated BCE direct or indirect wholly-owned Subsidiary; or

(iv)	a transferee that is not a Subsidiary of BCE, provided that such transferee:

(A)	(i) has agreed to be bound by the terms and conditions of an agreement (the “NI Agreement”) substantially similar to the Non-Interference Agreement dated October 6, 2006 among BCE, Newco, Holdco and Canadian License Co., as amended from time to time; or (ii) if such transferee is not willing to sign such NI Agreement, such transferee is reasonably acceptable to Newco;

(B)	is acceptable to the Canadian regulatory authorities;

(C)	must, after giving effect to the transfer of the Holdco Common Shares, directly or indirectly own a number of shares of common stock of SkyTerra (the “Minimum Linked Number”) at least equal to: (w) 7,059,807 if such transfer occurs prior to October 6, 2007; or (x) 5,348,339 if such transfer occurs on or after October 6, 2007 and prior to October 6, 2008; or (y) 4,278,671 if such transfer occurs on or after October 6, 2008 and prior to April 6, 2010; or (z) nil if such transfer occurs on or after April 6, 2010 (as such number is appropriately adjusted for any stock split, combination, reorganization, recapitalization, reclassification, stock dividend, stock distribution or similar event); provided that, for greater certainty, the requirement to hold the Minimum Linked Number shall terminate (and the Minimum Linked Number shall become zero) when changes are made to the Restrictions and the Canadian Communications Statutes, the effect of which would be to allow Newco to hold at least a majority of the Shares in Holdco or Canadian License Co.; and

(D)	has signed a contractual lock-up agreement in form and substance acceptable to Newco, acting reasonably, requiring such transferee to continue to be the holder of the applicable Minimum Linked Number, unless otherwise agreed in writing by Skyterra.”;

(l)	deleting Section 6.1(e) and inserting the following as a replacement therefore:

“(e)	[intentionally deleted]”;

(m)	deleting Section 6.2 and inserting the following as a replacement therefor:

6.2	“[Intentionally Deleted]”;

(n)	inserting the following Sections 6.7, 6.8 and 6.9 as new Sections immediately after Section 6.6:

“6.7	Call/Put Options

(a)	At any time following the execution of Amending Agreement No. 1, Newco shall be entitled by delivering written notice to TMI and Holdco to elect to purchase from TMI and all Subsidiaries of BCE (collectively, the “TMI Group Members”) all but not less than all of the Holdco Common Shares then held by them. Such notice shall constitute the irrevocable election by Newco to purchase all of the Holdco Common Shares held by such TMI Group Members and, upon the giving of such notice, Newco shall thereupon be obligated to purchase from them (or cause: (i) an Eligible Purchaser designated by Newco as permitted by Section 6.7(c); or (ii) one or more of the Affiliates of Newco, to purchase from them) all of such Holdco Common Shares.

(b)	At any time following April 6, 2010, TMI and every other TMI Group Member then holding Holdco Common Shares shall be entitled by delivering written notice to Newco and Holdco to elect to sell to Newco all but not less than all of the Holdco Common Shares then held by the TMI Group Members. Such notice shall constitute the irrevocable election by such TMI Group Members to sell all of the Holdco Common Shares held by them and, upon the giving of such notice, Newco shall thereupon be obligated to purchase from them (or cause: (i) an Eligible Purchaser designated by Newco as permitted by Section 6.7(c); or (ii) one or more of the Affiliates of Newco, to purchase from them) all of such Holdco Common Shares.

(c)	If there are Restrictions in effect at the time of the delivery of any call or put notice pursuant to Sections 6.7(a) or (b), Newco shall be entitled to designate and cause an Eligible Purchaser to purchase the Holdco Common Shares pursuant to this Section 6.7.

(d)	The purchase price for the purchase and sale of Holdco Common Shares pursuant to this Section 6.7 shall be payable in cash and shall be equal to the book value of such Holdco Common Shares.

(e)	The closing of the purchase and sale of Holdco Common Shares pursuant to this Section 6.7 (including payment of the purchase price therefor) shall be completed as soon as practicable following the date on which all approvals or deemed approvals required by the Canadian Communications Statutes with respect to the transfer of such Holdco Common Shares have been obtained, and in no event later than that date which is ten (10) Business Days after the date on which all approvals required by such statutes have been obtained.

(f)	Newco will be responsible for obtaining all of the approvals or deemed approvals and effecting all notifications and other compliance required by the Canadian Communications Statutes and the statutes referred to in Section 7.1(c) in respect of the purchase and sale of the Holdco Common Shares pursuant to this Section 6.7. Newco and the TMI Group Members who own Shares of Holdco at the time will use Best Efforts (as defined below) to obtain as soon as possible all of the approvals or deemed approvals and effect all notifications and other compliance required by the Canadian Communications Statutes and the statutes referred to in Section 7.1(c) (which, for greater certainty, does not include any financial, performance or other obligations on the TMI Group Members following the completion of the purchase and sale of the Shares). Newco will, if applicable, use Best Efforts to identify an Eligible Purchaser and the TMI Group Members will use commercially reasonable efforts to assist in identifying such an Eligible Purchaser, in order that the closing take place as soon as possible.

(g)	For the purposes of this section 6.7, the term “Best Efforts” shall mean best efforts but without any requirement for the Person using such best efforts to do anything that that Person, acting reasonably, believes could adversely affect the relationship between that Person or any of its Affiliates, on the one hand, and Industry Canada, on the other hand, in any material respect.

6.8	Permitted Newco Transfers

Subject to section 6.9, Newco shall be permitted to: (i) transfer to any lender, and create a Lien upon, some or all of its Shares in connection with any financing transaction, and any such transfer and lender transferee shall be deemed to have been consented to and accepted by TMI and any other TMI Group Member that owns Holdco Common Shares, provided, that any subsequent transfer of any Shares by such lender transferee shall require the approval of TMI hereunder, which approval shall not be unreasonably withheld or delayed, and (ii) transfer all or part of its Shares of Holdco and/or Canadian License Co. to (A) an Affiliate of Newco or any Person that is Controlled by any such Affiliate; provided, that in the event any such transferee of Newco ceases to qualify as an Affiliate of Newco or otherwise ceases to be Controlled by any such Affiliate, then such entity promptly shall transfer the Shares back to Newco or an Affiliate of Newco or any Person that is Controlled by any such Affiliate, and if such Shares are not so transferred, the loss of status as an Affiliate of Newco or otherwise ceasing to be Controlled by any such Affiliate shall thereupon be deemed a transfer in violation of this Agreement, and the provisions of Section 6.1(c) shall apply or (B) a transferee that is not an Affiliate of Newco or a Person that is not Controlled by any such Affiliate, provided that such transferee specified in (B) is reasonably acceptable to TMI.

6.9	Transferees Subject to this Agreement

It is a condition of the transfer of Shares to any Person that is permitted under this Agreement that the transferee execute and deliver a signature page to this Agreement pursuant to which such transferee becomes a party to this Agreement and otherwise agrees to be subject to all of the rights and obligations of the transferor hereunder (including, without limitation, the rights and obligations of the transferor under Section 6.7 of this Agreement). Following the transfer of the Shares, and the execution and delivery by the transferee of the signature page to this Agreement as aforesaid, the transferor shall cease to be subject to the rights and obligations hereunder, provided that the obligations of any transferor under Sections 6.1(d)(ii) and 10.1 shall continue in full force and effect against any transferor of Shares under the terms of this Agreement. Any transfer not in accordance with this Section 6.9 shall be null and void.”;

(o)	deleting the second-to-last sentence in Section 7.1(a);

(p)	deleting the addresses for notice in Section 10.11 and inserting the following as a replacement therefore:

(a)	in the case of a notice to TMI

TMI Communications Inc.

c/o BCE Inc.

Bureau 3700

1000, rue de La Gauchetière Ouest

Montreal, Québec #H3B 4Y7

Facsimile: (514) 391-8389

Attention: Vice President, General Counsel

(b)	in the case of a notice to Newco:

Mobile Satellite Ventures LP

10802 Parkridge Boulevard

Reston, VA 20191

Facsimile: (703) 758-6236

Attention: Secretary

(c)	in the case of a notice to Holdco

Mobile Satellite Ventures Holdings (Canada) Inc.

c/o BCE Inc.

Bureau 3700

1000, rue de La Gauchetière Ouest

Montreal, Québec #H3B 4Y7

Facsimile: (514) 391-8389

Attention: Vice President, General Counsel

(d)	in the case of a notice to Canadian License Co.

Mobile Satellite Ventures (Canada) Inc.

c/o BCE Inc.

Bureau 3700

1000, rue de La Gauchetière Ouest

Montreal, Québec #H3B 4Y7

Facsimile: (514) 391-8389

Attention: Vice President, General Counsel

(e)	in case of a notice to BCE Inc.:

BCE Inc.

Bureau 3700

1000, rue de La Gauchetière Quest

Montreal, Québec #H3B 4Y7

Facsimile: (514) 391-8389

Attention: Vice President, General Counsel

(f)	in case of a notice to SkyTerra Communications Inc.:

SkyTerra Communications, Inc.

19 West 44th Street, Suite 507

New York, New York 10036

Facsimile: (212) 730-7523

Attn: Robert C. Lewis

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, New York 10036

Facsimile: (917) 777-2918

Attn: Gregory A. Fernicola, Esq.; and

(q)	deleting Section 10.14 and inserting the following as a replacement therefor:

“10.14 Governing Law, Attornment and Waiver of Trial by Jury This Agreement is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. The Parties hereby irrevocably attorn to the jurisdiction of the courts of Ontario and waive any and all right to a trial by jury.”

2.	All provisions of this Amending Agreement No. 1 shall be deemed to be incorporated in, and made a part of, the Shareholders Agreement; and the Shareholders Agreement, as supplemented and amended by this Amending Agreement No. 1, shall be read, taken and construed as one and the same instrument, and except as expressly amended hereby, the terms and conditions of the Shareholders Agreement shall continue in full force and effect.

3.	To facilitate execution, this Amending Agreement No. 1 may be executed in as many counterparts as may be required. It shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement.

4.	This Amending Agreement No. 1 is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amending Agreement No. 1 as of the date first above written.

TMI COMMUNICATIONS AND COMPANY, LIMITED PARTNERSHIP

By: TMI COMMUNICATIONS INC., its General Partner

By:	/s/ L. Scott Thomson
Name:	Scott Thomson
Title:	Vice President, Mergers & Acquisitions

MOBILE SATELLITE VENTURES LP

By: MOBILE SATELLITE VENTURES GP INC., its General Partner

By:	/s/ Randy Segal
Name:	Randy Segal
Title:	Senior Vice President and General Counsel

MOBILE SATELLITE VENTURES (CANADA) INC.

By:	/s/ Beth Creary
Name:	Beth Creary
Title:	Secretary

MOBILE SATELLITE VENTURES HOLDINGS (CANADA) INC

By:	/s/ Beth Creary
Name:	Beth Creary
Title:	Secretary

Acknowledged and agreed to as for Section 1(j) hereof:

MOBILE SATELLITE VENTURES GP INC.

By:	/s/ Randy Segal
Name:	Randy Segal
Title:	Senior Vice President and General Counsel

BCE INC.

By:	/s/ L. Scott Thomson
Name:	Scott Thomson
Title:	Executive Vice President, Corporate Development

SKYTERRA COMMUNICATIONS, INC

By:	/s/ Robert Lewis
Name:	Robert Lewis
Title:	Senior Vice President and General Counsel